EXHIBIT 99 - JOINT FILER INFORMATION

  Name:                       Millennium Management LLC
  Address:                    399 Park Avenue
                              New York, NY 10022

  Designated Filer:           ICS Opportunities, Ltd.

  Issuer & Ticker Symbol:     KINS Technology Group Inc. (KINZ)


  Date of Event Requiring
  Statement:                  8/10/2022

  Signature:                  MILLENNIUM MANAGEMENT LLC

                              By: /s/ Gil Raviv
                                 -----------------------------------------
                              Name:  Gil Raviv
                              Title: Global General Counsel



  Name:                       Millennium Group Management LLC
  Address:                    399 Park Avenue
                              New York, NY 10022

  Designated Filer:           ICS Opportunities, Ltd.

  Issuer & Ticker Symbol:     KINS Technology Group Inc. (KINZ)


  Date of Event Requiring
  Statement:                  8/10/2022

  Signature:                  MILLENNIUM GROUP MANAGEMENT LLC

                              By: /s/ Gil Raviv
                                 -----------------------------------------
                              Name:  Gil Raviv
                              Title: Global General Counsel



  Name:                       Israel A. Englander
  Address:                    c/o Millennium Management LLC
  		              399 Park Avenue
                              New York, NY 10022

  Designated Filer:           ICS Opportunities, Ltd.

  Issuer & Ticker Symbol:     KINS Technology Group Inc. (KINZ)

  Date of Event Requiring
  Statement:                  8/10/2022

  Signature:                  /s/ Israel A. Englander
                              --------------------------------------------
                              Israel A. Englander